EXHIBIT 99.1

November 29, 2010

Left Behind Games Inc. – CEO Update – Today’s Filings

Dear Investors and Interested Parties,

The purpose of this update is to inform you that today’s SEC filings (Form 8-K and Information Statement on Schedule14C (Amendment No. 1)) were specific to the removal of the Reverse/Split. Additionally, in accordance with Washington State Law (our current domicile), we have included instructions on how to sell shares back to the company (i.e., how to exercise your dissenters’ rights).

Regarding our recent change in domicile, Nevada is closer in proximity to our California operations and provides the flexibility required to facilitate our intended buy-back program.

Very kindly,

Troy Lyndon | CEO | Left Behind Games Inc.

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2009, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.